Exhibit (b)(2)

From: ABOCCNBJ090		P220MAIL/141207

To: P220MAIL
RFK: 160606GC53740114	Printed On: 2016-06-06 16:05:56	Page No: 1

TRN: 092401DG16000080

* Incoming *

MT:	760 Guarantee / Standby Letter of Credit

Sender:	ABOCCNBJ090

AGRICULTURAL BANK OF CHINA, THE

SHANGHAI

Send Ref:	009417/195364/16-06-06 20:15:00

Receiver:	DEUTDEFFXXX

DEUTSCHE BANK AG

FRANKFURT AM MAIN

Owner:	CE001IMX	Internal Priority: L

Stage:	Inb-Cmpl	Next Activity: Archive

Input:	FIN/ SDEDEFFE/0950 /646492/2016-06-06 14:15:29

:27: Sequence of Total:	1/1

:20: Transaction Reference Number:	092401DG16000080

:23: Further Identification:	ISSUE

:30: Date:	16-06-06

:40C:Applicable Rules:	URDG

:77C:Details of Guarantee:

ATTN:L/G DEPT

RE:OUR IRREVOCABLE PAYMENT GUARANTEE NO.092401DG16000080

FOR EUR200,000,000.00 (EURO TWO HUNDRED MILLION ONLY)

TO: GRAND CHIP INVESTMENT GMBH

C/O PAUL HASTINGS (EUROPE) LLP, SIESMAYERSTRASSE 21,

D-60323 FRANKFURT AM MAIN, GERMANY

WHEREAS FUJIAN GRAND CHIP INVESTMENT FUND LP (HEREINAFTER CALLED ‘BIDDER’) HAS REQUESTED SINO IC LEASING CO., LTD 43TH FLOOR,NO.729 YANG GAO NAN RD, PUDONG NEW DISTRICT SHANGHAI (HEREINAFTER CALLED ‘APPLICANT’) TO ARRANGE FOR A PAYMENT GUARANTEE. WE HAVE BEEN INFORMED THAT THE

BIDDER WILL ENTER INTO CERTAIN TENDER OFFER DOCUMENT (ANGEBOTSUNTERLAGE) RELATED TO THE TENDER OFFER FOR ALL OUTSTANDING SHARES OF AIXTRON SE BY THE BIDDER (HEREINAFTER CALLED ‘TENDER OFFER’). FURTHERMORE, WE UNDERSTAND THAT, ACCORDING TO THE CONDITIONS OF THE

TENDER OFFER, A PAYMENT GUARANTEE IS REQUIRED.

AT THE REQUEST OF THE APPLICANT, WE, AGRICULTURAL BANK OF CHINA LIMITED, SHANGHAI BRANCH (ADDRESS:33F,ABC TOWER, NO.9 YINCHENG ROAD, PUDONG NEW AREA, SHANGHAI 200120 CHINA),

HEREBY ISSUE OUR IRREVOCABLE PAYMENT GUARANTEE NO. 092401DG16000080(HEREINAFTER REFERRED TO AS ‘GUARANTEE’) IN FAVOR OF GRAND CHIP INVESTMENT GMBH (HEREINAFTER CALLED ‘BENEFICIARY’) FOR EUR200,000,000.00 (SAY EURO TWO HUNDRED MILLION ONLY) .

WE HEREBY IRREVOCABLY UNDERTAKE TO PAY YOU ANY AMOUNT IN EURO NOT EXCEEDING EUR200,000,000.00 (SAY EURO TWO HUNDRED MILLION ONLY) (HEREINAFTER CALLED ‘GUARANTEED AMOUNT’), UPON RECEIPT OF YOUR DEMAND BY AUTHENTICATED SWIFT (RECEIVED BY US AT THE FOLLOWING SWIFT ADDRESS: ABOCCNBJ090) THROUGH DEUTSCHE BANK AG AS SETTLEMENT AGENT FOR THE TENDER OFFER (HEREINAFTER REFERRED

RFK: 160606GC53740114	Printed On: 2016-06-06 16:05:56	Page No: 2

TRN: 092401DG16000080

TO AS ‘SETTLEMENT AGENT’) (SUBSTANTIALLY IN THE FORM SET OUT IN THE APPENDIX TO THIS GUARANTEE) STATING THAT (1)THE BIDDER HAS FAILED TO TRANSFER THE MONIES REQUIRED FOR THE SETTLEMENT OF THE TENDER OFFER (I.E.,AN AMOUNT EQUAL TO ALL TENDERED AIXTRON SHARES MULTIPLIED BY THE TENDER OFFER PRICE) TO AN ACCOUNT WITH THE SETTLEMENT AGENT IN SUCH MANNER THAT THE SETTLEMENT AGENT RECEIVED THE MONIES AT LEAST SIX BUSINESS DAYS (AS DEFINED BELOW) PRIOR TO THE RELEVANT SETTLEMENT DATE(S) OF THE TENDER OFFER,AND (2)THE BENEFICIARY HAS OBTAINED APPROVAL FROM THE GERMAN FEDERAL FINANCIAL SUPERVISORY AUTHORITY (‘BAFIN’) TO PUBLISH THE TENDER OFFER DOCUMENT AND HAS ANNOUNCED THAT ALL CONDITIONS TO THE TENDER OFFER HAVE BEEN SATISFIED OR WAIVED. FOR THE PURPOSE OF THIS GUARANTEE, A ‘BUSINESS DAY’ MEANS A DAY ON WHICH BANKS ARE OPEN FOR BUSINESS IN GERMANY AND THE PEOPLE’S REPUBLIC OF CHINA.

IN THE EVENT THAT THE SWIFT SYSTEM IS NOT AVAILABLE FOR ANY REASON, THE SETTLEMENT AGENT MAY INSTEAD ARRANGE FOR A DEMAND TO BE PRESENTED TO US BY COURIER SERVICE TO OUR ADDRESS AT 33F,ABC TOWER, NO.9 YINCHENG ROAD, PUDONG NEW AREA, SHANGHAI 200120 CHINA ON OR BEFORE THE EXPIRY DATE (AS SPECIFIED BELOW).

ALL PAYMENTS UNDER THIS GUARANTEE SHALL BE MADE WITHOUT ANY DEDUCTION ON ACCOUNT OF TAX, SET-OFF OR OTHERWISE. THE GUARANTEE IS EFFECTIVE ON JUNE 6, 2016 (HEREINAFTER CALLED THE ‘EFFECTIVE DATE’).

THE AMOUNT OF THE GUARANTEE SHALL BE AUTOMATICALLY REDUCED BY THE SUM(S) ALREADY PAID BY US TO BENEFICIARY PURSUANT TO THIS GUARANTEE. IF THE BENEFICIARY HAS RECEIVED THE AGGREGATE GUARANTEED AMOUNT IN FULL FROM US AS SET FORTH HEREIN OR HAS RECEIVED EUR500,000,000 FROM THE APPLICANT (EITHER DIRECTLY OR INDIRECTLY THROUGH ITS NOMINEE) FOR PURPOSES OF FINANCING THE TENDER OFFER AS EVIDENCED BY A WRITTEN CONFIRMATION FROM THE SETTLEMENT AGENT AS TO THE AMOUNT RECEIVED FROM THE APPLICANT, THIS GUARANTEE SHALL IMMEDIATELY TERMINATE AND BE OF NO FURTHER FORCE AND EFFECT.

YOUR DEMAND AND ANY RELATED DOCUMENTS UNDER THE GUARANTEE MUST BE RECEIVED BY US ON OR BEFORE THE EXPIRATION DATE AS SPECIFIED BELOW AT THE ABOVE SWIFT ADDRESS. OUR LIABILITY TO YOU UNDER THE GUARANTEE SHALL EXPIRE ON THE DATE FALLING ONE YEAR FROM THE EFFECTIVE DATE (I.E.JUNE 5, 2017) OR SUCH EARLIER DATE ON WHICH (I) THE SETTLEMENT OF THE TENDER OFFER HAS BEEN FINALLY EFFECTED OR (II) THE TENDER OFFER IS DEFINITIVELY ABORTED WITHOUT ANY PAYMENT OBLIGATIONS FOR TENDERED SHARES ON THE BIDDER’S BEHALF (‘EXPIRATION DATE’) WITH, IN THE CASE OF (I), BEING EVIDENCED BY A WRITTEN CONFIRMATION FROM THE SETTLEMENT AGENT OR IN THE CASE OF (II), BEING EVIDENCED BY A WRITTEN CONFIRMATION FROM THE BIDDER, TO BE PRESENTED TO US BY COURIER SERVICE. PAYMENT SHALL BE MADE TO THE SETTLEMENT AGENT WITHIN FIVE BUSINESS DAYS FOLLOWING THE DAY OF PRESENTATION. ALL BANKING CHARGES OUTSIDE ISSUING BANK ARE FOR ACCOUNT OF THE APPLICANT.

RFK: 160606GC53740114	Printed On: 2016-06-06 16:05:56	Page No: 3

TRN: 092401DG16000080

WE CONFIRM THAT WE HAVE FULFILLED ALL RELEVANT THE PEOPLE’S REPUBLIC OF CHINA LEGAL AND REGULATORY REQUIREMENTS, IN PARTICULAR WITH REGARD TO THE REQUIREMENTS OF THE STATE ADMINISTRATION OF FOREIGN EXCHANGE OF THE PEOPLE’S REPUBLIC OF CHINA UPON ISSUING THIS GUARANTEE.

THE GUARANTEE IS SUBJECT TO THE UNIFORM RULES FOR DEMAND GUARANTEES (URDG) 2010 REVISION, ICC PUBLICATION NO.758.

THIS GUARANTEE AND ANY NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH IT IS GOVERNED BY ENGLISH LAW. THE COURTS OF ENGLAND HAVE JURISDICTION TO SETTLE ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTEE.

.

APPENDIX

FORM OF DEMAND

TO: AGRICULTURAL BANK OF CHINA LIMITED, SHANGHAI BRANCH

33F,ABC TOWER, NO.9 YINCHENG ROAD, PUDONG NEW AREA,

SHANGHAI 200120 CHINA

DEAR SIRS,

RE:DEMAND UNDER IRREVOCABLE PAYMENT GUARANTEE NO.092401DG16000080

GRAND CHIP INVESTMENT GMBH IS HEREBY MAKING A DEMAND UNDER YOUR IRREVOCABLE PAYMENT GUARANTEE NO.092401DG16000080 (THE ‘GUARANTEE’). CAPITALIZED TERMS USED HEREIN AND NOT DEFINED SHALL HAVE THE MEANING GIVEN IN THE GUARANTEE.

THE BIDDER HAS FAILED TO TRANSFER THE MONIES REQUIRED FOR THE SETTLEMENT OF THE TENDER OFFER (I.E., AN AMOUNT EQUAL TO ALL TENDERED AIXTRON SHARES MULTIPLIED BY THE TENDER OFFER PRICE ) TO AN ACCOUNT WITH THE SETTLEMENT AGENT IN SUCH MANNER THAT THE SETTLEMENT AGENT RECEIVED THE MONIES AT LEAST SIX BUSINESS DAYS PRIOR TO THE RELEVANT SETTLEMENT DATE(S) OF THE TENDER OFFER.

THE BENEFICIARY HAS OBTAINED APPROVAL FROM THE GERMAN FEDERAL FINANCIAL SUPERVISORY AUTHORITY (‘BAFIN’) TO PUBLISH THE TENDER OFFER DOCUMENT AND HAS ANNOUNCED THAT ALL CONDITIONS TO THE TENDER OFFER HAVE BEEN SATISFIED OR WAIVED.

WE HEREBY DEMAND YOU TO PAY (INSERT CLAIM AMOUNT).

WE HEREBY REQUEST YOU TO PAY THE ABOVE AMOUNTS AFTER YOU RECEIVE THIS DEMAND IN ACCORDANCE WITH THE GUARANTEE TO THE ACCOUNT OF THE SETTLEMENT AGENT, WHICH DETAILS ARE SET OUT BELOW.

ACCOUNT NAME: SPESENSAMMELKONTO GSS/POST-IPO SERVICES

ACCOUNT NUMBER: 100 9914706 01

NAME OF BANK: DEUTSCHE BANK AG, FRANKFURT AM MAIN

IBAN: DE94500700100991470601

BIC: DEUTDEFFXXX

Message History:

		Action	User			Stage	Next Act
Date	Time	Xmt Rslt	Net Prio	Recipient	DelServ	ComServ	Com Seq#
16-06-06	14:15:29	IOK	N		FIN	WaitSttn	ProcInb

RFK: 160606GC53740114	Printed On: 2016-06-06 16:05:56	Page No: 4

TRN: 092401DG16000080

16-06-06	14:15:29	ProcInb			WaitSttn	Dup-Chk
16-06-06	14:15:29	MSG KE:	Filtering distribution set:	QOCEHOT1
16-06-06	14:15:29	Dup-Chk			Inb-Proc	WaitFltr
16-06-06	14:15:29	OK	QOCEHOT1	MUL	QOCEHOT1	475354
16-06-06	14:15:47	Filtering response: H
16-06-06	14:15:47	RSP			Inb-Proc	WaitFltr
16-06-06	16:05:56	Filtering response: M
16-06-06	16:05:56	MSG KE: Auto Assigned Branch Key: 100 Customer Key: 100
16-06-06	16:05:56	MSG KE: Distributions set: QODETF30 P220MAIL
16-06-06	16:05:56	RSP			Inb-Cmpl	Archive
E N D M E S S A G E